                                                                      Exhibit 24

        POWER OF ATTORNEY OF DIRECTORS OF STANCORP FINANCIAL GROUP, INC.

     The undersigned hereby constitutes and appoints each of Ronald E. Timpe, Eric E. Parsons and Michael T. Winslow, signing singly, the undersigned's true and lawful attorney-in-fact and agent to:

     (1) execute for and on behalf of the undersigned as a director or officer of StanCorp Financial Group, Inc. (the "Company"), the annual report on Form 10-K for the year ended December 31, 2001, complete and execute any amendment or amendments thereto, and timely file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and

     (2) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be in the best interest of, or legally required by the undersigned.

     The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent shall do or cause to be done under this Power of Attorney.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 14th day of March 2002.

/s/ Virginia L. Anderson
------------------------
Virginia L. Anderson

/s/ Frederick W. Buckman
------------------------
Frederick W. Buckman

/s/ John E. Chapoton
------------------------
John E. Chapoton

/s/ Barry J. Galt
------------------------
Barry J. Galt

/s/ Richard Geary
------------------------
Richard Geary

/s/ Peter T. Johnson
------------------------
Peter T. Johnson

/s/ Peter O. Kohler
------------------------
Peter O. Kohler, M.D.

/s/ Jerome J. Meyer
------------------------
Jerome J. Meyer

/s/ Ralph R. Peterson
------------------------
Ralph R. Peterson

/s/ E. Kay Stepp
------------------------
E. Kay Stepp

/s/ Wanda G. Henton
------------------------
Wanda G. Henton

/s/ Mike Thorne
------------------------
Mike Thorne

/s/ Franklin E. Ulf
------------------------
Franklin E. Ulf